UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 5, 2008

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51549

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 664-4859

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2008, Timberline Resources Corporation (the “Company”) publicly disclosed that the Board of Directors has appointed Craig Crowell, age 37, as the Company’s Chief Accounting Officer, effective September 5, 2008.  Mr. Crowell will also continue to serve as the Company’s Corporate Controller.  Mr. Crowell’s salary will be $125,000 per year.

Mr. Crowell has served as the Company’s Corporate Controller since February of 2008.  Prior to joining the Company, Mr. Crowell was a supervising accountant for Potlatch Corporation in Lewiston, Idaho since January of 2003.  Prior to that, he served in several accounting roles with Nexen Inc., a NYSE-listed international energy company, and worked in public accounting with PricewaterhouseCoopers.  Mr. Crowell is a Certified Public Accountant (Illinois) and a Canadian Chartered Accountant (Alberta).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
By:	/s/ Randal Hardy
Randal Hardy Chief Executive Officer, Chief Financial Officer and Director

Date: September 5, 2008